SUB-ITEM 77Q(1)(a)

Artio Global Investment Funds

Amendment No. 2 to the Amended and Restated Master Trust Agreement is incorporated by reference to Post-Effective Amendment No. 54 to the Registration Statement filed on Form Type 485APOS on December 23, 2010 (Accession No. 0000930413-10-006234).